UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 09, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Completion of 1-for-10 Reverse Stock Split

On July 9, 2026, Generation Income Properties, Inc. (the “Company”) completed its previously announced reverse stock split of shares of the Company’s common stock (the “Common Stock”) at a ratio of one share for every ten shares outstanding (the “Reverse Stock Split”). The Reverse Stock Split took legal effect at 5:00 p.m. Eastern Time on July 9, 2026 (the “Effective Time”) and automatically converted every ten shares of Common Stock outstanding at that time into one share of Common Stock.

The Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimis changes as a result of the issuance of fractional shares, as described under “Charter Amendment” below. Holders of Common Stock were not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned.

At the market open on July 10, 2026 (the first business day after the Effective Time), the Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market under a new CUSIP number (37149D402). The Company’s trading symbol for its Common Stock will remain unchanged.

As a net result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding decreased from 10,304,015 shares to approximately 1,030,402 shares as of the Effective Time. The total number of authorized shares of Common Stock will remain unchanged.

The Reverse Stock Split will also result in proportional adjustments being made to all outstanding warrants, restricted stock, restricted stock units, or similar securities entitling their holders to receive or purchase shares of Common Stock. Specifically, the Company’s publicly traded warrants are being adjusted such that each warrant shall be exercisable for 0.10 shares of Common Stock and the exercise price of the warrants is adjusted on 10:1 basis to increase the exercise price from $10.00 per share to $100.00 per share.

Charter Amendment

In connection with and to implement the Reverse Stock Split, on July 8, 2026, the Company filed Articles of Amendment to its charter with the State Department of Assessments and Taxation of Maryland that provided for a 1-for-10 Reverse Stock Split of the Common Stock, effective at 5:00 p.m. Eastern Time on July 9, 2026 (the “Amendment”). The Amendment became effective on July 9, 2026. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Any fraction of a share of Common Stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 8, 2026, the Company issued a press release announcing the completion of the Reverse Stock Split. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has a registration statement on Form S-8 (File No. 333-261098) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3, Form S-1 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within such registration statement. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into such registration statement listed above, thereby amending it. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statement of the Company described above is proportionately reduced to give effect to the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Generation Income Properties, Inc., effective July 9, 2026.
99.1	Press Release dated July 8, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	July 10, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer